Exhibit 24.1

SEMCO ENERGY, INC.

POWER OF ATTORNEY

WHEREAS, the Board of Directors of SEMCO Energy, Inc., a Michigan corporation, at a meeting held on May 2, 2003, authorized the execution of a Registration Statement for the registration and sale of up to $300,000,000 of Debt Securities for issuance and sale to the public and the filing of said Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

NOW, THEREFORE, each of the undersigned hereby appoint Marcus Jackson and John E. Schneider, and each of them severally, his or her true and lawful attorneys to execute, in his/her name and in the capacity shown below, said Registration Statement and any and all amendments thereto and to file the same with the Securities and Exchange Commission.  Each of said attorneys shall have full power of substitution and resubstitution.

IN WITNESS WHEREOF, we have hereunto set our hands as of the 19th day of June, 2003.

/s/ John M. Albertine	/s/ Harvey I. Klein
John M. Albertine, Director	Harvey I. Klein, Director

/s/ Edward J. Curtis	/s/ Frederick S. Moore
Edward J. Curtis, Director	Frederick S. Moore, Director

/s/ John T. Ferris	/s/ John E. Schneider
John T. Ferris, Director	John E. Schneider, Senior Vice President and CFO (Principal Financial and Accounting Officer)

/s/ Michael O. Frazer	/s/ Thomas W. Sherman
Michael O. Frazer, Director	Thomas W. Sherman, Director

/s/ John R. Hinton	/s/ Edith A. Stotler
John R. Hinton, Director	Edith A. Stotler, Director

/s/ Marcus Jackson	/s/ Donald W. Thomason
Marcus Jackson, Chairman, President, CEO and Director (Principal Executive Officer)	Donald W. Thomason, Director